Exhibit 12.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

June 11, 2024

McQueen Labs Series, LLC

2300 E Las Olas Blvd, 4th floor

Fort Lauderdale, FL 33301

Re: McQueen Labs Series, LLC Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to McQueen Labs Series, LLC (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A offering statement on Form 1-A, as filed on June 11, 2024 (the “Offering Statement”). The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Limited Liability Company Agreement of the Company (the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of the membership interests of a Series in the form of Class A Units for a purchase price of $20.00 per share, as designated on Schedule A to this opinion letter (the “Shares”), as further described in the Offering Statement.

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

We have reviewed: (a) the Certificate of Formation of the Company; (b) the operating agreement of the Company; (c) the form of series designation (d) the offering circular; (e) form of Subscription Agreement; and (f) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

SCHEDULE A

Series of McQueen Labs Series, LLC

Series	Maximum Class A Units
McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach	17,193
McQueen Labs Series LLC - Series 002 1984 Ferrari 512	12,764
McQueen Labs Series LLC - Series 003 2012 Lexus LFA	25,928